Exhibit 5.1

[Jones Day Letterhead]

December 20, 2011

Cumulus Media Holdings Inc.

and the guarantors listed on Annex A

3280 Peachtree Road, N.W., Suite 2300

Atlanta, Georgia 30305

Re:	Registration Statement on Form S-4 Filed by Cumulus Media Holdings Inc. and
the Guarantors Named Below Relating to the Exchange Offer

Ladies and Gentlemen:

We have acted as counsel for Cumulus Media Holdings Inc., a Delaware corporation (the “Company”), and the companies listed on Annex A hereto (each, a “Covered Guarantor” and, collectively, the “Covered Guarantors”), in connection with the Registration Statement on Form S-4 to which this opinion has been filed as an exhibit (the “Registration Statement”), which relates to the proposed issuance and exchange (the “Exchange Offer”) of up to $610,000,000 aggregate principal amount of 7.75% Senior Notes due 2019 of the Company (the “Exchange Notes”) for an equal principal amount of 7.75% Senior Notes due 2019 of the Company outstanding on the date hereof (the “Outstanding Notes”). The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of May 13, 2011 (as amended, supplemented or otherwise modified, the “Indenture”), by and among the Company, the Covered Guarantors, the companies listed on Annex B hereto (each, an “Other Guarantor” and collectively, the “Other Guarantors,” such Other Guarantors, together with the Covered Guarantors, the “Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”). The Outstanding Notes are, and the Exchange Notes will be, guaranteed (each, a “Guarantee”) on a joint and several basis by the Guarantors.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions.

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

Cumulus Media Holdings Inc.

and the guarantors listed on Annex A

December 20, 2011

1.	The Exchange Notes, when they are executed by the Company, authenticated by the Trustee in accordance with the Indenture and issued and delivered in exchange for the Outstanding Notes in accordance with the terms of the Exchange Offer, will constitute valid and binding obligations of the Company.

2.	The Guarantee of the Exchange Notes (each, an “Exchange Guarantee” and collectively, the “Exchange Guarantees”) of each Covered Guarantor, when it is issued and delivered in exchange for the Guarantee of the Outstanding Notes (collectively, the “Outstanding Guarantees”) of that Covered Guarantor in accordance with the terms of the Exchange Offer, will constitute a valid and binding obligation of that Covered Guarantor.

3.	The Exchange Guarantee of each Other Guarantor, when it is issued and delivered in exchange for the Outstanding Guarantee of that Other Guarantor in accordance with the terms of the Exchange Offer, will constitute a valid and binding obligation of that Other Guarantor.

The opinions set forth above are subject to the following limitations, qualifications and assumptions:

For the purposes of the opinions expressed herein, we have assumed that the Trustee has authorized, executed and delivered the Indenture and that the Indenture is the valid, binding and enforceable obligation of the Trustee.

For the purposes of our opinion set forth in paragraph 3 with respect to the Exchange Guarantees of the Other Guarantors, we have assumed that (a) each Other Guarantor is a corporation or limited liability company, as applicable, existing and in good standing under the laws of its jurisdiction of incorporation or formation, as applicable (each, a “Jurisdiction”), (b) the Indenture and the Exchange Guarantees (i) have been authorized by all necessary corporate or limited liability company action, as applicable, of the Other Guarantors and (ii) have been executed and delivered by each Other Guarantor under the laws of the applicable Jurisdiction, and (c) the execution, delivery, performance and compliance with the terms and provisions of the Indenture and the Exchange Guarantees by any Other Guarantor do not violate or conflict with the laws the applicable Jurisdiction or any rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to it or its properties.

The opinions expressed herein are limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws, and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights and remedies generally, and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or in equity.

Cumulus Media Holdings Inc.

and the guarantors listed on Annex A

December 20, 2011

For purposes of our opinions insofar they relate to the Guarantors, we have assumed that the obligations of each of the Guarantors under the Guarantees are, and would be deemed by a court of competent jurisdiction to be, in furtherance of its corporate, limited liability company or partnership purposes, or necessary or convenient to the conduct, promotion or attainment of the business of the respective Guarantor and will benefit the respective Guarantor, directly or indirectly.

The opinions expressed herein are limited to (i) the laws of the State of New York, (ii) the laws of the Commonwealth of Pennsylvania, (iii) the laws of the State of Texas and (iv) the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, in each case as currently in effect, and we express no opinion or view as to the effect of any other law of the State of Delaware or the laws of any other jurisdiction, on the opinions expressed herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day

Annex A

Covered Guarantors

Entity	Jurisdiction of Organization
Cumulus Media Inc.	Delaware
Catalyst Media, Inc.	Delaware
Citadel Broadcasting Corporation	Delaware
Cumulus Media Partners, LLC	Delaware
CMP Susquehanna Radio Holdings Corp.	Delaware
CMP Susquehanna Corp.	Delaware
Susquehanna Pfaltzgraff Co.	Delaware
CMP KC Corp.	Delaware
Susquehanna Media Co.	Delaware
Susquehanna Radio Corp.	Pennsylvania
Alphabet Acquisition Corp.	Delaware
Minneapolis Radio, LLC	Delaware
KLOS Radio, LLC	Delaware
San Francisco Radio, LLC	Delaware
DC Radio, LLC	Delaware
WPLJ Radio, LLC	Delaware
Chicago FM Radio Assets, LLC	Delaware
Radio Networks, LLC	Delaware
Minneapolis Radio Assets, LLC	Delaware
KLOS Syndications Assets, LLC	Delaware
KLOS-FM Radio Assets, LLC	Delaware
SF License, LLC	Delaware
San Francisco Radio Assets, LLC	Delaware
DC Radio Assets, LLC	Delaware
Network License, LLC	Delaware
International Radio, Inc.	Delaware
Radio Watermark, Inc.	Delaware
Radio Today Entertainment, Inc.	New York
Detroit Radio, LLC	Delaware
Atlanta Radio, LLC	Delaware
Radio Assets, LLC	Delaware
LA Radio, LLC	Delaware
WBAP-KSCS Radio Acquisition, LLC	Delaware
WBAP-KSCS Acquisition Partner, LLC	Delaware
Chicago Radio Holding, LLC	Delaware
NY Radio, LLC	Delaware
LA License, LLC	Delaware
WBAP-KSCS Radio Group, Ltd.	Texas
Chicago Radio, LLC	Delaware
NY License, LLC	Delaware
NY Radio Assets, LLC	Delaware

Entity	Jurisdiction of Organization
WBAP-KSCS Assets, LLC	Delaware
Chicago Radio Assets, LLC	Delaware
Chicago License, LLC	Delaware

Annex B

Other Guarantors

Entity	Jurisdiction of Organization
Broadcast Software International Inc.	Nevada
Cumulus Broadcasting LLC	Nevada
KLIF Broadcasting, Inc.	Nevada
Radio Metroplex, Inc.	Nevada
Citadel Broadcasting Company	Nevada
Aviation I, LLC	Nevada
Oklahoma Radio Partners, LLC	Alabama